EXHIBIT 3.1
EXHIBIT 3.1

Article VI

Certificates for Shares; Uncertificated Shares; Transfers

1.    CERTIFICATES FOR STOCK.    The shares of the Corporation’s stock may be certificated or uncertificated, as provided under West Virginia law, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder.  Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of West Virginia, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented.  Each certificate shall be signed either manually or by facsimile, by (i) the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and, if a seal has been adopted, shall be sealed with the seal of the Corporation or a facsimile thereof.  If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of West Virginia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).  Alternatively, such written notice may state conspicuously that the corporation will furnish the shareholder this information on request in writing and without charge.

2.    TRANSFERS OF STOCK.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

    Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

    The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

3.    LOST, STOLEN OR DESTROYED CERTIFICATES.      Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.